Exhibit 99.3

Company Contact: Doug Drysdale President and Chief Executive Officer (800) 793-2145 ext. 1507 ddrysdale@pernixtx.com

PERNIX ATTRACTS $65 MILLION INSTITUTIONAL INVESTMENT;
APPOINTS DOUG DRYSDALE AS CEO;
 SETTLES PENDING LEGAL LIABILITIES

HOUSTON, Texas, February 5, 2014 – Pernix Therapeutics Holdings, Inc. (NASDAQ GM: PTX) (“Pernix” or the “Company”), a specialty pharmaceutical company, today announced that it has hired industry veteran Doug Drysdale as Chief Executive Officer. Mr. Drysdale has also been appointed to the Company’s Board of Directors and shall serve as Chairman.  Mr. Drysdale’s appointment is supported by a group of institutional investors led by Athyrium Capital Management, who have agreed to purchase $65 million aggregate principal amount of 8.00% Convertible Senior Notes due 2019 (the “Notes”) from Pernix, providing the company with expansion capital for the acquisition of accretive specialty products to be added to the Company’s portfolio, as well as for working capital and general corporate purposes.

Appointment of Doug Drysdale as Chief Executive Officer

Mr. Drysdale most recently served as Chief Executive Officer of Alvogen, Inc., from 2008 to 2013, building the company from inception to become a global leader in pharmaceuticals. Alvogen now operates in thirty countries and has a portfolio of over 200 projects in development and registration. Prior to Alvogen, Mr. Drysdale helped build the multinational pharmaceutical giant Actavis, as head of mergers and acquisitions and a member of the executive board, spearheading specialty acquisitions such as Sindan (oncology) and Abrika (CR formulations). Recognized in 2012 as an Ernst & Young Entrepreneur of the Year, Mr. Drysdale brings a track record of accomplishment earned over the course of a twenty-five year career in the healthcare industry. Prior industry leadership positions also include Vice President of Global Business Development with Alpharma, Inc.; Global Licensing with Forest Laboratories, Inc.; Executive Vice President and Co-Founder of Alkensa, Inc.; and Director Business Development with Elan Corp, plc.

“Doug is a proven value creator for shareholders,” said Mike Pearce, board member and former chief executive officer of Pernix. “Fortified with expansion capital and a stable platform free of legacy issues, I believe he will lead Pernix to unprecedented heights.”

Commenting on his appointment, Mr. Drysdale said, “I am excited to be leading Pernix toward a brighter future. Armed with a strong war chest and with the support of the Pernix board, the Company is well-positioned to acquire specialty pharmaceutical products to add to its portfolio. By focusing less on primary care and more on specialty audiences, Pernix can better leverage its sales and marketing expertise, create cross-selling opportunities, and provide a more cohesive continuum of care to patients and physicians.”  Mr. Drysdale added, “I want to thank Mike for doing a great job of steadying the ship during a period of restructuring for Pernix. I look forward to working with Mike and the other members of our board of directors”.

Mike Pearce, who has resigned as chief executive officer, has agreed to remain with the company through a transition period.  Further changes to the Company’s board of directors will be announced in due course as the Company looks to add further industry talent to its board.

Pricing of $65 Million of 8.00% Convertible Senior Notes

The Notes, which mature in 2019 unless earlier converted, carry a coupon of 8% and are convertible into shares of Pernix common stock at an initial conversion price of $3.60 per share, representing a conversion premium of more than 70% over the last reported sale price of Pernix’s common stock on the NASDAQ Global Market on February 4, 2014.

The purchase of the Notes is expected to close as soon as practicable, subject to the satisfaction of customary closing conditions.  The Notes will be issued at a price equal to 100% of the principal amount thereof.

The offering of the Notes was limited to institutional accredited investors and qualified institutional buyers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.  Neither the Notes nor any shares of Pernix’s common stock issuable upon conversion of the Notes have been registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Settlement of Legal Liabilities

Pernix today also announced favorable resolution of pending legal matters.

On January 29, 2014, a Stipulation of Dismissal was filed with the United States District Court for the Southern District of Texas in connection with the settlement of all claims brought against Pernix by the former shareholders of Cypress Pharmaceuticals, Inc. (“Cypress”) and all claims brought against the former shareholders of Cypress by Pernix in connection with the purchase of Cypress by Pernix pursuant to the Securities Purchase Agreement by and among Pernix and the former Cypress shareholders (the “Purchase Agreement”). As part of the settlement, Pernix has agreed to pay $1,330,000 to the former Cypress shareholders on or before February 7, 2014, which Pernix accrued at the time of the Cypress acquisition as a contingent consideration in the Company’s financial statements. In exchange for this payment, both parties released all claims against the other parties, which includes the former Cypress shareholders waiving any rights to the put obligation of Pernix included in the Purchase Agreement. Additionally, the payment repays in full all currently existing obligations by Pernix to fund the escrow account or to pay the holdback amount under the Purchase Agreement. The settlement also modified the language relating to a prospective product milestone payment to the former Cypress shareholders pursuant to the Purchase Agreement with an aim toward greater product development flexibility, but still reflects a one-time payment of $5,000,000, payable in cash or stock, upon the achievement of an NDA acceptance by the FDA of any one of the four pipeline products transferred in the acquisition of Cypress.

In resolution of a separate and unrelated matter, Pernix also reports that it has reached an agreement with the Attorney General of the State of Texas to settle all claims arising from certain actions by Cypress prior to its acquisition by Pernix under the Texas Medicaid Fraud Protection Act in conjunction with a Civil Investigative Demand made on Cypress and referencing a $42 million preliminary claim. In settlement, Pernix has agreed to pay $12,000,000 to the State of Texas, which the Company accrued and charged to expense in the Company’s financial statements at December 31, 2013. An initial payment of $2,000,000, which has already been paid to the Company’s counsel, is due and payable within ten business days of the effective date of the final settlement agreement. Thereafter, Pernix shall make subsequent payments of $2,000,000 on each of the first five anniversaries of the effective date of the settlement agreement.

Conference Call

Management will host a conference call on Wednesday, February 5, 2014 at 4:30 p.m. to discuss these developments.  The conference call will feature remarks from Michael Pearce, outgoing Chairman and Chief Executive Officer, and Doug Drysdale, incoming Chairman and Chief Executive Officer.  To participate in the live conference call, please dial (877) 312-8783 (domestic) or (408) 940-3874 (international), and provide conference ID code 59083028.  A live webcast of the call will also be available on the investor relations section of the Company website, www.pernixtx.com.  Please allow extra time prior to the webcast to register and download and install any necessary audio software.

A replay of the call will be available through February 12, 2014.  To access the replay, please dial (855) 859-2056 (domestic) and (404) 537-3406 (international), and provide conference ID code 59083028.  An online archive of the webcast will be available on the Company’s website for 30 days following the call.

About Athyrium Capital Management

Athyrium Capital Management, LLC is an asset management company formed in 2008 to focus on investment opportunities in the global healthcare sector. Athyrium invests across all healthcare verticals including biopharma, medical devices and products, and healthcare services and partners with management teams to implement creative financing solutions to companies' capital needs. The Athyrium team has substantial investment experience in the healthcare sector across a wide range of asset classes, including public equity, private equity, fixed income, royalties, and other structured securities. Athyrium has over $600 million under management as of September 30, 2013. The firm's investors include public and corporate pension funds, charitable endowments, insurance companies, funds-of-funds, family offices, and university endowments. For more information, please visit www.athyrium.com.

About Pernix Therapeutics Holdings, Inc.

Pernix Therapeutics is a specialty pharmaceutical company primarily focused on the sales, marketing, manufacturing and development of branded pharmaceutical products. The Company markets a portfolio of branded products, including: CEDAX®, an antibiotic for middle ear infections; NATROBA™, a topical treatment for head lice; ZUTRIPRO®, for the treatment of cough and cold; OMECLAMOX-PAK®, a 10-day treatment for H. pylori infection and duodenal ulcer disease; and REZYST™, a dietary pro-biotic. The Company also markets SILENOR, a non-narcotic product for the treatment of insomnia.  The Company promotes its branded products to physicians through its Pernix sales force and markets its generic portfolio through its wholly owned subsidiaries, Cypress Pharmaceuticals and Macoven Pharmaceuticals. The Company’s wholly owned subsidiary, Pernix Manufacturing, manufactures and packages products for the pharmaceutical industry in a wide range of dosage forms.  Founded in 1996, the Company is based in Houston, TX.

Additional information about Pernix is available on the Company’s website located at www.pernixtx.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements.  Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.